SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.       )

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Autozone, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AUTOZONE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 14, 2005

What:		Annual Meeting of Stockholders

When:		December 14, 2005, 8:30 a.m., Central Standard Time

Where:		J.R. Hyde III Store Support Center
123 South Front Street
Memphis, Tennessee

Stockholders	•	Election of eight directors
will vote
regarding:	•	Ratification of the appointment of Ernst & Young LLP as our
independent registered public accounting firm for the 2006
fiscal year

	•	The transaction of other business that may be properly brought before the meeting

Record Date:		Stockholders of record as of October 17, 2005, may vote at the meeting.

By order of the Board of Directors,

Harry L. Goldsmith
Secretary

Memphis, Tennessee
October 26, 2005

We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective and reliable alternatives to returning your proxy card by mail.

AutoZone, Inc.
123 South Front Street
Memphis, Tennessee 38103

Proxy Statement
for
Annual Meeting of Stockholders
December 14, 2005

The Meeting

The Annual Meeting of Stockholders of AutoZone, Inc. will be held at AutoZone’s executive offices, the J.R. Hyde III Store Support Center, 123 South Front Street, Memphis, Tennessee, at 8:30 a.m. CST on December 14, 2005.

About this Proxy Statement

Our Board of Directors has sent you this Proxy Statement to solicit your vote at the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

In this Proxy Statement:

•	“AutoZone,” “we,” and “the Company” mean AutoZone, Inc., and
•	“Annual Meeting” means the Annual Meeting of Stockholders to be held on December 14, 2005, at 8:30 a.m. CST at the J.R. Hyde III Store Support Center, 123 South Front Street, Memphis, Tennessee.

AutoZone will pay all expenses incurred in this proxy solicitation. In addition to mailing this Proxy Statement to you, we have retained D.F. King & Co., Inc. to be our proxy solicitation agent for a fee of $5,000 plus expenses. We also may make additional solicitations in person, by telephone, facsimile, e-mail, or other forms of communication. Brokers, banks, and others who hold our stock for beneficial owners will be reimbursed by us for their expenses related to forwarding our proxy materials to the beneficial owners.

This Proxy Statement is first being mailed on or about October 28, 2005.

Information about Voting

What matters will be voted on at the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote on the following proposals:

1.	to elect eight directors; and

2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2006 fiscal year.

Stockholders also will transact any other business that may be properly brought before the meeting.

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is October 17, 2005. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Annual Meeting. The only class of stock that can be voted at the meeting is our common stock. Each share of common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date, October 17, 2005, we had 76,614,649 shares of common stock outstanding.

How do I vote my shares?

You may vote your shares in person or by proxy:

By Proxy: You can vote by telephone, on the Internet or by mail. We encourage you to vote by telephone or Internet, both of which are convenient, cost-effective, and reliable alternatives to returning your proxy card by mail.

1.
By Telephone: You may submit your voting instructions by telephone by following the instructions printed on the proxy card. If you submit your voting instructions by telephone, you do not have to mail in your proxy card.

2.	On the Internet: You may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

3.
By Mail: If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

In Person: You may attend the Annual Meeting and vote in person. If you are a registered holder of your shares (if you hold your stock in your own name), you need only attend the meeting. However, if your shares are held in an account by a broker, you will need to present a written consent from your broker permitting you to vote the shares in person at the Annual Meeting.

What if I have shares in the AutoZone Employee Stock Purchase Plan account?

If you have shares in an account under the AutoZone Employee Stock Purchase Plan, you have the right to vote the shares in your account. To do this you must sign and timely return the proxy card you received with this Proxy Statement, or grant your proxy by telephone or over the Internet by following the instructions on the proxy card.

How will my vote be counted?

Your vote for your shares will be cast as you indicate on your proxy card. If you sign your card without indicating how you wish to vote, your shares will be voted FOR our nominees for director, FOR Ernst & Young LLP as independent registered public accounting firm and in the proxies’ discretion on any other matter that may properly be brought before the meeting or any adjournment of the meeting.

The votes will be tabulated and certified by our transfer agent, Computershare. A representative of Computershare will serve as the inspector of election.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy at any time before it is voted at the meeting by:

•	giving written notice to our Secretary that you have revoked the proxy, or
•	providing a later-dated proxy.

Any written notice should be sent to the Secretary at 123 South Front Street, Memphis, Tennessee 38103.

How many shares must be present to constitute a quorum for the meeting?

Holders of a majority of the shares of the voting power of the Company’s stock must be present in person or by proxy in order for a quorum to be present. If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented. Any business which could have been transacted at the meeting as originally scheduled can be conducted at the adjourned meeting.

THE PROPOSALS

PROPOSAL 1-Election of Directors

Eight directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders in 2006. Under Nevada law, directors are elected by a plurality, so the eight persons nominated for director and receiving the most votes will be elected. Pursuant to AutoZone’s Corporate Governance Principles, however, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of the Board. The Nominating and Corporate Governance Committee will recommend to the Board the action to be taken with respect to such resignation.

Abstentions and broker non-votes have no effect on the election of directors. (“Broker non-votes” are shares held by banks or brokers on behalf of their customers that are represented at the meeting but are not voted.)

The Board of Directors recommends that the stockholders vote FOR each of these nominees. These nominees have consented to serve if elected. Should any nominee be unavailable to serve, your proxy will be voted for the substitute nominee recommended by the Board of Directors, or the Board of Directors may reduce the number of directors on the Board.

With the exception of Mr. Rhodes and Ms. Gove, each of the nominees named below was elected a director at the 2004 annual meeting.

Nominees

The nominees are:

Charles M. Elson, 45, has been a director since 2000. He has been the Edgar S. Woolard, Jr. Professor of Corporate Governance since 2000 and is the Director of the Center for Corporate Governance at the University of Delaware. He is also of counsel to Holland & Knight LLP. Previously, he had been a Professor at the Stetson University College of Law since 1990. Mr. Elson is also a director of Alderwoods Group, Inc., HealthSouth Corporation, and the Investor Responsibility Research Center.

Sue E. Gove, 47, was appointed as a director in July, 2005, to fill a vacancy on the Board. She has been Executive Vice President and Chief Operating Officer of Zale Corporation since 2002 and a director of Zale Corporation since 2004. She was Executive Vice President, Chief Financial Officer of Zale Corporation from 1998 to 2002 and remained in the position of Chief Financial Officer until 2003.

Earl G. Graves, Jr., 43, has been a director since 2002. He has been the President and Chief Operating Officer for Earl G. Graves Publishing Company, publisher of Black Enterprise magazine, since 1998 and has been employed by the same company in various capacities since 1988.

N. Gerry House, 58, has been a director since 1996. She has been the President and Chief Executive Officer of the Institute for Student Achievement since 2000. Previously, she was the Superintendent of the Memphis, Tennessee City School System since 1992.

J.R. Hyde, III, 62, has been a director since 1986 and non-executive Chairman of the Board since March, 2005. He has been the President of Pittco, Inc., an investment company, since 1989 and has been the Chairman of GTx, Inc., a biotechnology, pharmaceutical company since 2000. Mr. Hyde was AutoZone’s Chairman from 1986 to 1997 and its Chief Executive Officer from 1986 to 1996. He was Chairman and Chief Executive Officer of Malone & Hyde, AutoZone’s former parent company, until 1988. Mr. Hyde is also a director of FedEx Corporation.

Edward S. Lampert, 43, has been a director since 1999. He is the Chairman and Chief Executive Officer of ESL Investments, Inc., a private investment firm which he founded in 1988, and is the Chairman of the Board and a director of Sears Holdings Corporation. From May, 2003, until the completion of the Sears-Kmart combination in March, 2005, Mr. Lampert served as Chairman of the Board and a director of Kmart Corporation. He is also a director of AutoNation, Inc.

W. Andrew McKenna, 59, has been a director since 2000. He is a private investor and is Chairman of the Board and a director of Danka Business Systems PLC. Until his retirement in 1999, he had held various positions with The Home Depot, Inc., including Senior Vice President-Strategic Business Development from 1997 to 1999; President, Midwest Division from 1994 to 1997; and Senior Vice President-Corporate Information Systems from 1990 to 1994. He was also President of SciQuest.com, Inc. in 2000.

William C. Rhodes, III, 40, has been President, Chief Executive Officer, and a director since March, 2005. Prior to his appointment as President and Chief Executive Officer, Mr. Rhodes was Executive Vice President-Store Operations and Commercial. Prior to fiscal 2005, he had been Senior Vice President-Supply Chain and Information Technology since fiscal 2002, and prior thereto had been Senior Vice President-Supply Chain since 2001. Prior to that time, he served in various capacities within the Company, including Vice-President-Stores in 2000, Senior Vice President-Finance and Vice President-Finance in 1999 and Vice President-Operations Analysis and Support from 1997 to 1999. Prior to 1994, Mr. Rhodes was a manager with Ernst & Young, LLP.

Independence

How many independent directors does AutoZone have?

Our Board of Directors has determined that six of our current eight directors are independent: Charles M. Elson, Sue E. Gove, Earl G. Graves, Jr., N. Gerry House, Edward S. Lampert, and W. Andrew McKenna. All of these directors meet the independence standards of our Corporate Governance Principles and the New York Stock Exchange listing standards.

How does AutoZone determine whether a Director is independent?

In accordance with AutoZone’s Corporate Governance Principles, a director is considered independent if the director:

•	has not been employed by AutoZone within the last five years;

•	has not been employed by AutoZone's independent auditor in the last five years;

•	is not, and is not affiliated with a company that is, an adviser, or consultant to AutoZone or a member of AutoZone’s senior management;

•	is not affiliated with a significant customer or supplier of AutoZone;

•	has no personal services contract with AutoZone or with any member of AutoZone’s senior management;

•	is not affiliated with a not-for-profit entity that receives significant contributions from AutoZone;

•
within the last three years, has not had any business relationship with AutoZone for which AutoZone has been or will be required to make disclosure under Rule 404(a) or (b) of Regulation S-K of the Securities and Exchange Commission as currently in effect;

•	receives no compensation from AutoZone other than compensation as a director;

•	is not employed by a public company at which an executive officer of AutoZone serves as a director;

•	has not had any of the relationships described above with any affiliate of AutoZone; and

•	is not a member of the immediate family of any person with any relationships described above.

In determining whether any business or charity affiliated with one of our directors did a significant amount of business with AutoZone, our Board has established that any payments from either party to the other exceeding 1% of either party’s revenues would disqualify a director from being independent.

Where can I obtain a copy of AutoZone’s Corporate Governance Principles?

A copy of our Corporate Governance Principles can be found on our corporate website at www.autozoneinc.com.

Meetings and Attendance

How many times did AutoZone’s Board of Directors meet during the last fiscal year?

The Board of Directors held seven meetings in fiscal year 2005.

Did any of AutoZone’s directors attend fewer than 75% of the meetings of the Board and their assigned committees?

All of our directors attended at least 75% of the meetings of the Board of Directors and their assigned committees during the fiscal year.

What is AutoZone’s policy with respect to directors’ attendance at the Annual Meeting?

As a general matter, all directors are expected to attend our Annual Meetings. At our 2004 Annual Meeting, all directors were present.

Do AutoZone’s non-management directors meet regularly in executive session?

The non-management members of our Board of Directors regularly meet in executive sessions in conjunction with each regularly scheduled Board meeting. The Chairman of the Board, who is a non-management director, presides at these sessions.

Committees of the Board

What are the standing committees of AutoZone’s Board of Directors?

AutoZone has three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each consisting only of independent directors.

Audit Committee

What is the function of the Audit Committee?

The Audit Committee is responsible for:

•	the integrity of the Company’s financial statements,

•	the Company’s compliance with legal and regulatory requirements,

•	the independent auditor’s qualification and independence, and

•	the performance of the Company’s internal audit function and independent auditors.

The Committee performs its duties by:

•	appointing, determining the compensation of, and overseeing the work of the independent auditor and the internal auditor;

•	reviewing the financial reporting processes and the information that will be provided to the stockholders and others;

•	reviewing the adequacy and effectiveness of AutoZone’s systems of internal accounting and financial controls;

•	reviewing the internal audit function and the annual independent audit of AutoZone’s financial statements;

•	reviewing the overall corporate “tone” for quality financial reports, controls, and ethical behavior; and

•	issuing a report annually as required by the SEC’s proxy solicitation rules.

The Audit Committee’s charter can be found at AutoZone’s corporate web site at www.autozoneinc.com.

Who are the members of the Audit Committee?

The Audit Committee consists of Ms. Gove, Mr. Graves, and Mr. McKenna (Chairman).

Are all of the members of the Audit Committee independent?

Yes, the Audit Committee consists entirely of independent directors under the standards of AutoZone’s Corporate Governance Principles and the listing standards of the New York Stock Exchange.

Does the Audit Committee have an Audit Committee Financial Expert?

The Board has determined that Ms. Gove is an independent director and that she meets the qualifications of an audit committee financial expert as defined by the Securities and Exchange Commission.

How many times did the Audit Committee meet during the last fiscal year?

During the 2005 fiscal year, the Audit Committee held eleven meetings.

Compensation Committee

What is the function of the Compensation Committee?

The Compensation Committee:

•	reviews and approves AutoZone’s compensation objectives;

•	reviews and approves the compensation programs, plans and awards for executive officers, including recommending equity-based plans for shareholder approval;

•	acts as administrator as may be required by AutoZone’s short- and long-term incentive plans and other stock or stock-based plans; and

•	issues a report annually related to executive compensation, as required by the Securities and Exchange Commission’s proxy solicitation rules.

The Compensation Committee’s charter can be found at AutoZone’s corporate web site at www.autozoneinc.com.

Who are the members of the Compensation Committee?

The Compensation Committee consists of Mr. Lampert (Chairman), Dr. House and Mr. McKenna, all of whom are independent directors.

How many times did the Compensation Committee meet during the last fiscal year?

During the 2005 fiscal year, the Compensation Committee held three meetings.

Nominating and Corporate Governance Committee

What is the function of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee ensures that:

•	qualified candidates are presented to the Board of Directors for election as directors;

•	the Board of Directors has adopted appropriate corporate governance principles that best serve the practices and objectives of the Board of Directors; and

•	AutoZone’s Articles of Incorporation and Bylaws are structured to best serve the objectives of the stockholders.

The Nominating and Corporate Governance Committee’s charter can be found at AutoZone’s corporate web site at www.autozoneinc.com.

Who are the members of the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee consists of Mr. Elson (Chairman) and Mr. Graves, both of whom are independent directors.

How many times did the Nominating and Corporate Governance Committee meet during the last fiscal year?

During the 2005 fiscal year, the Nominating and Corporate Governance Committee held four meetings.

Director Nomination Process

What is the Nominating and Corporate Governance Committee’s policy regarding consideration of director candidates recommended by stockholders? How do stockholders submit such recommendations?

The Nominating and Corporate Governance Committee’s policy is to consider director candidate recommendations from stockholders if they are submitted in writing to AutoZone’s Secretary, accompanied by the biographical and business experience information regarding the nominee and the other information required by Article III, Section 1 of AutoZone’s Third Amended and Restated By-Laws. Copies of the By-laws will be provided upon written request to AutoZone’s Secretary and are also available on AutoZone’s corporate web site at www.autozoneinc.com.

What qualifications must a nominee have in order to be recommended by the Nominating and Corporate Governance Committee for a position on the Board?

The Board believes each individual director should possess certain personal characteristics, and that the Board as a whole should possess certain core competencies. Such personal characteristics are integrity and accountability, informed judgment, financial literacy, mature confidence, high performance standards, and passion. Core competencies of the Board as a whole are accounting and finance, business judgment, management, crisis response, industry knowledge, international markets, strategy and vision. These characteristics and competencies are set forth in more detail in AutoZone’s Corporate Governance Principles, which are available on AutoZone’s corporate web site at www.autozoneinc.com.

How does the Nominating and Corporate Governance Committee identify and evaluate nominees for director?

Prior to each annual meeting of stockholders at which directors are to be elected, the Nominating and Corporate Governance Committee considers incumbent directors and other qualified individuals as potential director nominees. In evaluating a potential nominee, the Nominating and Corporate Governance Committee considers the personal characteristics described above, and also reviews the composition of the full Board to determine the areas of expertise and core competencies needed to enhance the function of the Board. The Committee may also consider other factors such as the size of the Board, whether a candidate is independent, how many other public company directorships a candidate holds, and the listing standard requirements of the New York Stock Exchange. The results of an annual self-evaluation process are also considered in the evaluation of future potential director nominees.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying potential nominees for director. Candidates may come to the attention of the Committee through current Board members, stockholders or other persons. The Nominating and Corporate Governance Committee may retain a search firm or other consulting firm from time to time to identify potential nominees. Nominees recommended by stockholders in accordance with the procedure described above, i.e., submitted in writing to AutoZone’s Secretary, accompanied by the biographical and business experience information regarding the nominee and the other information required by Article III, Section 1 of AutoZone’s Third Amended and Restated By-Laws, will receive the same consideration as the Committee’s nominees.

Procedure for Communication with the Board of Directors

How can stockholders communicate with the Board of Directors?

Stockholders may communicate with the Board of Directors by writing to the Board, to any individual director or to the non-management directors as a group c/o Secretary, AutoZone, Inc., 123 South Front Street, Memphis, Tennessee 38103. All such communications will be forwarded unopened to the addressee. Communications addressed to the Board of Directors or to the non-management directors as a group will be forwarded to Charles M. Elson, an independent director, and communications addressed to a committee of the Board will be forwarded to the chairman of that committee.

Compensation of Directors

What compensation do directors receive?

All non-employee directors are paid an annual retainer of $40,000 per year, with the Audit Committee chairman receiving an additional $10,000 and the chairmen of the Compensation and Nominating and Corporate Governance committees receiving an additional $5,000 per year. Mr. Lampert has waived his right to receive the additional retainer as Compensation Committee chairman. There are no meeting fees.

Under the AutoZone, Inc. 2003 Director Compensation Plan, a non-employee director may receive no more than one-half of the annual retainer and other fees immediately in cash, and the remainder of the fees must be taken in common stock or may be deferred in units with value equivalent to the value of shares of common stock as of the grant date.

Do the directors receive stock options?

Under the AutoZone, Inc. 2003 Director Stock Option Plan, on January 1 of each year, each non-employee director receives an option to purchase 1,500 shares of common stock, and each non-employee director who owns common stock worth at least five times the annual fee paid to each non-employee director will receive an additional option to purchase 1,500 shares of common stock. In addition, each new director receives an option to purchase 3,000 shares upon election to the Board of Directors, plus a portion of the annual directors’ option grant prorated for the portion of the year served in office. These stock option grants are made at the fair market value of the common stock as of the grant date, defined in the plan as the average of the highest and lowest prices quoted for the common stock on the New York Stock Exchange on the business day immediately prior to the grant date.

PROPOSAL 2-Ratification of Independent Registered Public Accounting Firm

Ernst & Young LLP, our independent auditor for the past eighteen fiscal years, has been selected by the Audit Committee to be AutoZone’s independent registered public accounting firm for fiscal year 2006. Representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they so desire and to answer any appropriate questions.

The Audit Committee recommends that you vote FOR ratification of Ernst & Young LLP as AutoZone’s independent registered public accounting firm. For ratification, the firm must receive more votes in favor of ratification than votes cast against. Abstentions and broker non-votes will not be counted as voting either for or against the firm. However, the Audit Committee is not bound by a vote either for or against the firm. The Audit Committee will consider a vote against the firm by the stockholders in selecting our independent registered public accounting firm in the future.

During the past two fiscal years, the aggregate fees for professional services rendered by Ernst & Young LLP were as follows:

	2005	2004

Audit Fees	$1,516,996	$621,100
Audit-Related Fees[1]	38,491	12,000
Tax Fees[2]	—	464,845
All Other Fees[3]	2,500	—

[1]	Audit Related Fees in 2005 were for a SAS70 pre-assessment on our Pay on Scan Process, and in 2004 were for Sarbanes-Oxley Section 404 advisory services.

[2]
Tax Fees for 2004 were for tax compliance assistance and assistance with audits and tax planning, which consisted of $83,442 for tax compliance assistance and $381,403 for assistance with audits and tax planning.

[3]	All Other Fees for 2005 were subscription fees to Ernst & Young LLP’s online accounting research service.

The Audit Committee pre-approves all services performed by the independent registered public accounting firm under the terms contained in the Audit Committee charter, a copy of which can be obtained at our web site at www.autozoneinc.com. The Audit Committee pre-approved 100% of the services provided by Ernst & Young LLP during the 2005 fiscal year. The Audit Committee considers the services listed above to be compatible with maintaining Ernst & Young LLP’s independence.

Audit Committee Report

The Audit Committee of AutoZone, Inc., has reviewed and discussed AutoZone’s audited financial statements for the year ended August 27, 2005, with AutoZone’s management. In addition, we have discussed with Ernst & Young LLP, AutoZone’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, the Sarbanes-Oxley Act of 2002, and the charter of the Committee.

The Committee also has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and we have discussed with Ernst & Young LLP their independence from the Company and its management. The Committee has discussed with AutoZone’s management and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

As a result of our review and discussions, we have recommended to the Board of Directors the inclusion of AutoZone’s audited financial statements in the annual report for the fiscal year ended August 27, 2005, on Form 10-K for filing with the Securities and Exchange Commission.

While the Audit Committee has the responsibilities and powers set forth in its charter, the Audit Committee does not have the duty to plan or conduct audits or to determine that AutoZone’s financial statements are complete, accurate, or in accordance with generally accepted accounting principles; AutoZone’s management and the independent auditor have this responsibility. Nor does the Audit Committee have the duty to assure compliance with laws and regulations and the policies of the Board of Directors.

W. Andrew McKenna (Chairman)
Sue E. Gove
Earl G. Graves, Jr.

The above Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Other Matters

We do not know of any matters to be presented at the Annual Meeting other than those discussed in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, your proxies will be able to vote those matters in their discretion.

OTHER INFORMATION

Security Ownership of Management

This table shows the beneficial ownership of common stock by each director, the Chief Executive Officer, the former Chief Executive Officer, and the other four most highly compensated executive officers, and all current directors and executive officers as a group. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and invest the shares shown.

	Beneficial Ownership As of October 17, 2005
Name of Beneficial Owner	Shares	Ownership Percentage
William C. Rhodes, III[1]	124,603	*
Charles M. Elson[2]	17,647	*
Sue E. Gove[3]	166	*
Earl G. Graves, Jr.[4]	6,010	*
N. Gerry House[5]	15,255	*
J.R. Hyde, III[6]	650,386	*
Edward S. Lampert[7]	21,358,821	27.9%
W. Andrew McKenna[8]	29,545	*
Harry L. Goldsmith[9]	121,498	*
Michael E. Longo[10]	69,188	*
Steve Odland[11]	593,110	*
Robert D. Olsen[12]	196,632	*
James A. Shea[13]	11,350	*
All current directors and executive officers as a group (15 persons)[14]	22,744,683	29.7%

*Less than 1%.

1Mr. Rhodes was appointed President and Chief Executive Officer on March 13, 2005. Includes 118,000 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2005.

2Includes 2,015 shares that may be acquired immediately upon termination as a director by conversion of stock appreciation rights and 9,608 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2005.

3Includes 166 shares that may be acquired immediately upon termination as a director by conversion of stock appreciation rights.

4Includes 1,728 shares that may be acquired immediately upon termination as a director by conversion of stock appreciation rights and 4,282 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2005.

5Incudes 3,642 shares that may be acquired immediately upon termination as a director by conversion of stock appreciation rights and 10,500 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2005.

6Includes 255,000 shares held by a charitable foundation for which Mr. Hyde is an officer and a director and for which he shares investment and voting power, 5,876 shares that may be acquired immediately upon termination as a director by conversion of stock appreciation rights, and 11,500 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2005. Does not include 2,000 shares owned by Mr. Hyde’s wife.

7Mr. Lampert is the Chief Executive Officer of ESL Investments, Inc. All shares indicated, other than 4,221 shares owned directly by Mr. Lampert and 8,500 shares that may be acquired by Mr. Lampert upon exercise of stock options either immediately or within 60 days of October 17, 2005, are owned by a group consisting of affiliates of ESL Investments, Inc. See also footnote 1 under Security Ownership of Certain Beneficial Owners, below.

8Includes 3,590 shares that may be acquired immediately upon termination as a director by conversion of stock appreciation rights and 9,955 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2005.

9Includes 112,000 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2005, and 1,400 shares held by trusts for which Mr. Goldsmith is a beneficiary.

10Includes 65,250 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2005.

11Mr. Odland resigned as Chief Executive Officer on March 11, 2005. His beneficial ownership is shown as of that date, including 512,500 shares that could be acquired upon exercise of stock options on that date or within 60 days of that date and 2,320 shares owned by his spouse. Mr. Odland subsequently exercised 493,750 stock options in accordance with the applicable stock option agreements. See table entitled “Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values.”

12 Includes 157,000 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2005.

13Includes 11,250 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2005.

14Includes 17,017 shares that may be acquired immediately upon termination as a director by conversion of stock appreciation rights and 656,970 shares that may be acquired upon exercise of stock options either immediately or within 60 days of October 17, 2005.

Security Ownership of Certain Beneficial Owners

The following entities are known by us to own more than five percent of our outstanding common stock:

	Beneficial Ownership
Name and Address of Beneficial Owner	Shares	Ownership Percentage
ESL Partners, L.P.[1]	21,358,821	27.9%
200 Greenwich Avenue
Greenwich, CT 06830

Davis Selected Advisers, LP2	5,551,062	7.2%
2949 East Elvira Road, Suite 101
Tucson, AZ 85706

1The shares deemed beneficially owned by ESL Partners, L.P. are owned by a group consisting of ESL Partners, L.P., a Delaware limited partnership, ESL Institutional Partners, L.P., a Delaware limited partnership, ESL Investors, L.L.C., a Delaware limited liability company, Acres Partners, L.P., a Delaware limited partnership, ESL Investment Management, L.L.C., a Delaware limited liability company, and Edward S. Lampert. RBS Partners, L.P. and ESL Investments, Inc. are general partners of ESL Partners, L.P. ESL Investments, Inc. is the general partner of Acres Partners, L.P. RBS Investment Management, L.L.C., is the general partner of ESL Institutional Partners, L.P. RBS Partners, L.P., is the manager of ESL Investors, L.L.C. Mr. Lampert is the Chairman, Chief Executive Officer and a director of ESL Investments, Inc., and managing member of ESL Investment Management, LLC, and RBS Investment Management, LLC. In their respective capacities, each of the foregoing may be deemed to be the beneficial owner of the shares of AutoZone common stock beneficially owned by other members of the group. ESL Partners, L.P., is the record owner of 11,520,943 shares, ESL Institutional Partners, L.P., is the record owner of 71,771 shares, ESL Investors, L.L.C., is the record owner of 3,858,519 shares, Acres Partners, L.P., is the record owner of 5,875,557 shares, ESL Investment Management, Inc. is the record owner of 19,310 shares, and Mr. Lampert is the record owner of 4,221 shares owned directly by Mr. Lampert and 8,500 shares that may be acquired by Mr. Lampert upon exercise of stock options either immediately or within 60 days of October 17, 2005. Each entity or person has the sole power to vote and dispose of the shares deemed beneficially owned by it.

2The source of this information is a Schedule 13F-HR/A filed with the Securities and Exchange Commission by Davis Selected Advisers, LP on August 11, 2005 reporting beneficial ownership as of June 30, 2005.

Executive Compensation

Summary Compensation Table

This table shows the compensation paid to the Chief Executive Officer, the former Chief Executive Officer, and the other four most highly paid executive officers.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Other Annual Compensation[2] ($)	Securities Underlying Options/SARs[3]	All Other Compensation[4] ($)
William C. Rhodes, III[5]	2005	426,616	251,216	7,031	80,000	22,265
President & Chief
Executive Officer

Harry L. Goldsmith	2005	314,385	129,213	—	40,000	26,893
Executive Vice President,	2004	297,923	229,163	—	35,000	35,248
General Counsel &	2003	285,207	282,357	—	26,000	13,323
Secretary

Michael E. Longo[6]	2005	335,615	137,938	—	40,000	9,319
Executive Vice President,	2004	326,769	251,351	—	30,000	16,921
Supply Chain, Information	2003	318,308	315,126	13,141	50,000	15,373
Technology, Mexico &
Store Development

Steve Odland[7]	2005	609,423	—	54,740	75,000	98,106
Former Chairman, President &	2004	1,000,000	1,282,000	110,160	75,000	110,078
Chief Executive Officer	2003	946,154	1,561,154	138,604	250,000	15,569

Robert D. Olsen	2005	313,923	129,023	—	25,000	26,888
Executive Vice President,	2004	307,077	236,204	—	25,000	36,397
Supply Chain, Information	2003	300,700	297,693	—	26,000	16,861
Technology, Mexico &
Store Development

James A. Shea[8]	2005	375,385	154,284	73,302	55,000	4,888
Executive Vice President,
Merchandising and
Marketing

1Bonuses are shown for the fiscal year earned, but paid in the following fiscal year.

2 Amounts shown consist of:

	Year	Rhodes	Longo	Odland	Shea
Discounts on stock purchased under the	2005	$7,031	—	$54,470	—
AutoZone, Inc. Second Amended and Restated	2004	—	—	$110,160	—
Executive Stock Purchase Plan	2003	—	$13,141	$138,604	—

Sign-on bonus	2005	—	—	—	$40,000

Relocation expenses	2005	—	—	—	$33,302

3All amounts shown are stock options granted in accordance with the Second Amended and Restated 1996 Stock Option Plan. AutoZone did not grant SARs to executive officers in the fiscal years shown.

4 Amounts shown for 2005 consist of:

		Company
		contributions to
		defined
	Life	contribution
	Insurance	plans
	($)	($)
Mr. Rhodes	2,788	19,477
Mr. Goldsmith	5,177	21,716
Mr. Longo	3,797	5,522
Mr. Odland	6,549	91,557
Mr. Olsen	5,378	21,510
Mr. Shea	4,888	—

5Mr. Rhodes was appointed President and Chief Executive Officer on March 13,

2005.
6Mr. Longo resigned as Executive Vice President, Supply Chain, Information Technology, Mexico and Store Development effective October 28, 2005.

7Mr. Odland resigned as Chairman, President and Chief Executive Officer on March 11, 2005.

8Mr. Shea was appointed Executive Vice President, Merchandising and Marketing in September, 2004.

Long-Term Incentive Plans – Awards in Last Fiscal Year

This table shows the number of stock options granted to certain executive officers during the most recent fiscal year pursuant to the Second Amended and Restated 1996 Stock Option Plan. Executive officers were not granted SARs during the 2005 fiscal year.

	Number of Securities Underlying Options/SARs	% of Total Options/SARs Granted to Employees in	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Granted (#) (2)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

William C. Rhodes, III	30,000	2.8	$75.64	9/29/14		1,427,100	3,616,530
	50,000	4.6	$98.30	3/14/15		3,091,000	7,833,250
Harry L. Goldsmith	30,000	2.8	$75.64	9/29/14		1,427,100	3,616,530
	10,000	0.9	$86.55	4/08/15		544,310	1,379,380
Michael E. Longo	30,000	2.8	$75.64	9/29/14		1,427,100	3,616,530
	10,000	0.9	$86.55	4/08/15		544,310	1,379,380
Steve Odland	75,000	7.0	$75.64	9/29/14	[3]	3,567,750	9,041,325
Robert D. Olsen	20,000	1.9	$75.64	9/29/14		951,400	2,411,020
	5,000	0.5	$86.55	4/08/15		272,155	689,690
James A. Shea	45,000	4.2	$75.64	9/29/14		2,140,650	5,424,795
	10,000	0.9	$86.55	4/08/15		544,310	1,379,380

1The columns represent the hypothetical gains of the options granted based on assumed annual compound stock price appreciation rates of 5% and 10% over the term of the options. These appreciation rates have been arbitrarily set by the Securities and Exchange Commission and do not represent estimated or projected stock price appreciation.

2Options shown vest in one-quarter increments on each of the first through fourth anniversaries after the grant date.

3These unvested options expired 90 days after the date of Mr. Odland’s resignation, which was March 11, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

This table shows stock option exercises by the named executive officers during the most recent fiscal year, and their exercisable and unexercisable stock options as of August 27, 2005. The fiscal year-end value of “in-the-money” stock options is the aggregate difference between the exercise price of the option and $95.45 per share, the market value of the common stock on August 27, 2005. Executive officers do not have SARs.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options/SARs
	Shares Acquired	Value	Options/SARS at FY-End (#)		At FY End ($)
	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William C. Rhodes, III	—	—	88,750	125,250	4,602,510	1,465,618
Harry L. Goldsmith	52,110	3,460,036	84,250	84,250	4,538,278	1,421,928
Michael E. Longo	48,750	2,993,080	31,500	93,750	630,945	1,754,813
Steve Odland	493,750	22,030,360	—	—	—	—
Robert D. Olsen	—	—	134,250	61,750	8,179,978	1,132,303
James A. Shea	—	—	—	55,000	—	980,450

Pension Plan Table

In December, 2002, our defined benefit pension plans were frozen. Accordingly, all benefits to all participants in the pension plan are fixed and will not increase and no new participants may join the plans. This table shows the annual benefits payable upon retirement at age 65 under the frozen pension plans to the named executive officers. Sixty monthly payments are guaranteed after retirement. The benefits stated in the table will not be reduced by Social Security or other amounts received by a participant.

Annual Benefit
At Age 65
Name	($)
William C. Rhodes, III	21,311
Harry L. Goldsmith	39,571
Michael E. Longo	41,368
Steve Odland	97,929
Robert D. Olsen	26,537
James A. Shea	—

Compensation Committee Report on Executive Compensation

The Compensation Committee (the “Committee”) is composed exclusively of non-employee, independent directors. The Committee approves the compensation program for AutoZone’s senior management, including the Chief Executive Officer and the executive officers listed in the Summary Compensation Table on page 20 (the “Named Executive Officers”), and reviews the compensation program for other employees of the Company. The Committee also oversees the administration of employee benefits and benefits plans for AutoZone and its subsidiaries.

Compensation Philosophy

AutoZone’s executive compensation program is designed to attract and retain executives who are key to our long-term success. In this process, we want to align an executive’s compensation with AutoZone’s attainment of business goals and the increase in stockholder value. The Compensation Committee reviews executive compensation annually and makes appropriate adjustments based on company performance, achievement of predetermined goals, and changes in an executive’s duties and responsibilities. Compensation of other AutoZone employees is based on a similar philosophy.

The principal components of AutoZone’s executive compensation program are salary, bonus, and stock options. The Committee believes that each executive’s overall compensation should reflect his or her performance over time, and a mix of cash and equity-based compensation is used to achieve that goal.

Salary. The Committee sets base salaries for AutoZone’s executive officers at levels which the Committee independently determines to be adequate to reward and retain capable executives for the Company. Such determination is based on the Committee’s judgment and on information from a variety of sources about salaries for comparable positions. At the beginning of each fiscal year, the Committee reviews and establishes annual base salaries for the Chief Executive Officer and the other executive officers based on each executive officer’s performance during the past fiscal year and, in the case of executive officers other than the CEO, on the recommendations of the Chief Executive Officer.

Bonus. AutoZone officers and certain other employees are eligible to receive bonuses each fiscal year based on the Company’s attainment of objectives set by the Committee at the beginning of the fiscal year. Bonuses for the executive officers are awarded pursuant to the AutoZone, Inc. 2005 Executive Incentive Compensation Plan (the “Executive Incentive Plan”), which was approved by our shareholders in December, 2004. The Committee approves the bonuses of the executive officers and all bonus-eligible employees of the Company.

At the beginning of each fiscal year, the Committee establishes the bonus objectives for the fiscal year. The objectives can pertain to earnings, earnings per share, sales, market share, operating or net cash flows, pre-tax profits, earnings before interest and taxes, return on invested capital, economic value added, return on inventory, gross profit margin, sales per square foot, comparable store sales, or a combination of objectives. The objectives may change annually to support our business mission. For the 2005 fiscal year, the objectives were based on AutoZone’s earnings before interest and taxes and return on invested capital, as are the objectives for the 2006 fiscal year. As a general rule, as an executive’s level of management responsibility increases, the portion of his or her total compensation dependent on Company performance as measured by business objectives increases.

The Committee also approves a bonus matrix at the beginning of each fiscal year, based on the grade levels of participating employees, that specifies payment of a specified percentage of the participant's annual salary as a bonus if the target objective is achieved. The actual bonus amount paid depends on performance relative to the target objectives. A minimum pre-established goal must be met in order for any bonus award to be paid, and the bonus award as a percentage of annual salary will increase as the performance milestones shown on the matrix are achieved. The Executive Incentive Compensation Plan limits the amount of the bonus award that an executive officer may receive in any one fiscal year to a maximum amount of $4 million.

Under the Executive Incentive Plan, the Committee has discretion to reduce or eliminate an award that would have been otherwise paid to an executive officer, but not to increase the amount of an award.

Stock Options. To align the long-term interests of AutoZone’s management and our stockholders, the Compensation Committee awards stock options to many levels of management, including executive officers. Stock options are granted to executive officers pursuant to the AutoZone, Inc. 1996 Stock Option Plan (the “Stock Option Plan”) upon initial hire, and thereafter are typically granted annually in accordance with guidelines established by the Committee. These guidelines establish a range for the number of stock options that could potentially be granted to each eligible employee, including executive officers, based on the grade level of his or her position. The actual grant is determined by the Committee based on the guidelines and the performance of the individual in the position.

Stock options granted in accordance with the Stock Option Plan have a ten-year term and vest in one-fourth increments over a four-year period. All options are granted with an exercise price equal to the fair market value of AutoZone common stock on the date of grant. Option repricing is expressly prohibited by the terms of the Stock Option Plan.

Under the Stock Option Plan, the Committee can grant incentive stock options and non-qualified stock options or a combination of both. The maximum number of option shares which may be granted to any individual in any calendar year is 500,000. During 2003, 2004 and 2005, the Committee granted primarily non-qualified stock options and a smaller number of incentive stock options to executive officers. See the table entitled “Option/SAR Grants in Last Fiscal Year” for details about stock option grants to the Named Executive Officers.

CEO Compensation

The Committee establishes the compensation level for the Chief Executive Officer, including salary and incentive compensation, and reviews and approves any long-term incentive awards for the CEO. The Chief Executive Officer’s compensation is reviewed annually by the Committee in conjunction with his performance review, taking into account all forms of compensation, including base salary, cash bonus, long-term incentive awards, and the value of perquisites received.

The Committee and the Board evaluate the performance of the Chief Executive Officer, and the results of this evaluation are used by the Committee to determine the CEO’s compensation. The Committee does not rely solely on predetermined formulas or a finite set of criteria when it evaluates the CEO’s performance; rather, the evaluation is a subjective determination by the Committee, taking into account such factors as AutoZone’s financial performance and results, the CEO’s leadership in advancing AutoZone’s strategic and operating priorities, and the achievement of short and long-term goals.

In March, 2005, when Mr. Rhodes became Chief Executive Officer, the Committee increased his annual salary to $600,000 and his bonus target to 100% of base salary, and awarded him 50,000 stock options, based on his increased responsibilities. Mr. Rhodes received a bonus of $251,216 for the 2005 fiscal year pursuant to the Executive Incentive Plan, which was calculated in accordance with the bonus matrix discussed above. The bonus paid was based on EBIT of $976 million and ROIC of 23.9%. Mr. Rhodes also received grants of 80,000 stock options during fiscal 2005, including the grant made upon his appointment as Chief Executive Officer, as shown in the table entitled “Option/SAR Grants in Last Fiscal Year.”

Tax Deductions for Compensation

The Internal Revenue Code (“Code”) limits to $1 million the amount of compensation that we may deduct in any year for the Chief Executive Officer and our other four most highly paid officers. However, this deduction limitation does not apply to performance-based compensation as defined in the Code. Our compensation plans, including the Executive Incentive Compensation Plan, are generally designed and implemented so that they qualify for full deductibility. However, we may from time to time pay compensation to our executive officers that may not be deductible.

This report was unanimously adopted by the Compensation Committee.

Edward S. Lampert, Chairman
N. Gerry House
W. Andrew McKenna

The above Compensation Committee Report on Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Stock Performance Graph

This graph shows, from the end of fiscal year 2000 to the end of fiscal year 2005, changes in the value of $100 invested in each of AutoZone’s common stock, Standard & Poor’s 500 Composite Index, and a peer group consisting of other automotive aftermarket retailers.

	Aug. 00	Aug. 01	Aug. 02	Aug. 03	Aug. 04	Aug. 05
AutoZone, Inc.	$100.00	$215.91	$328.86	$417.27	$342.55	$433.86
S&P 500 Index	100.00	79.62	62.47	70.01	78.27	86.73
Peer Group	100.00	169.99	183.27	211.35	230.65	301.87

The peer group consists of Advance Auto Parts, Inc. (from after its acquisition of Discount Auto Parts, Inc.), Discount Auto Parts, Inc. (which was acquired by Advance Auto Parts, Inc., in 2001), CSK Auto Corporation, Genuine Parts Company, O’Reilly Automotive, Inc., and The Pep Boys-Manny, Moe & Jack.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

On March 13, 2005, Mr. Rhodes became the Company's President and Chief Executive Officer. In connection with his appointment as President and Chief Executive Officer, Mr. Rhodes’ annual base salary was increased to $600,000 and his bonus target was increased to 100% of base salary. He received a grant of 50,000 stock options having an exercise price of $98.30, which will vest in one-fourth increments on March 13, 2006, 2007, 2008 and 2009. Additionally, the Company agreed that if Mr. Rhodes’ employment is terminated by the Company without cause, he will receive severance benefits consisting of an amount equal to 2.99 times his then-current base salary.

Mr. Rhodes’ salary is subject to annual merit reviews by the Compensation Committee, and he is entitled to participate in the benefit programs afforded to our executive officers. These include eligibility to receive bonus compensation pursuant to the Executive Incentive plan and long-term incentive compensation pursuant to the Stock Option Plan, as approved by the Compensation Committee, as well as other benefit programs.

Mr. Goldsmith has an employment agreement providing that he is employed by AutoZone at a minimum base salary of $216,000 and a minimum bonus eligibility of 60% of base salary at predetermined targets. Mr. Olsen has an employment agreement providing that he is employed by AutoZone at a minimum base salary of $285,000 and a minimum bonus eligibility of 60% of base salary. The minimum salaries and bonuses are subject to increase by the Compensation Committee.

Both of these agreements continue until terminated either by the executive or by AutoZone. If the agreement is terminated by AutoZone for cause, or by the executive for any reason, the executive will cease to be an employee, and will cease to receive salary, bonus, and other benefits. If the agreement is terminated by AutoZone without cause, Mr. Goldsmith will remain an employee for three years after the termination date, and Mr. Olsen will remain an employee for two years after the termination date (each, a “Continuation Period”). Each executive will continue to receive his then-current salary and other benefits of an employee, and will receive a prorated bonus for the fiscal year in which he was terminated, but no bonuses thereafter. Each executive’s stock options will continue to vest and may be exercised in accordance with the respective stock option agreements until the end of his Continuation Period, after which further stock option exercises and vesting will be governed by the terms of the respective stock option agreements. If the executive is terminated from his position by AutoZone or by the executive for reasons other than a change in control, then the executive will be prohibited from competing against AutoZone for his Continuation Period. “Cause” is defined in each agreement as the willful engagement by the executive in conduct which is demonstrably or materially injurious to AutoZone, monetarily or otherwise. “Change in control” in each agreement means either the acquisition of a majority of our voting securities by or the sale of substantially all of our assets to a non-affiliate of the company.

It has been AutoZone’s practice to provide severance benefits to executive officers who do not have written employment agreements. As a general rule, executive officers whose employment is involuntarily terminated without cause and who sign an agreement with the Company waiving certain legal rights and agreeing to non-compete and non-solicitation clauses, receive salary continuation for a period of time ranging from 12 months to 24 months, depending on their length of service. Health insurance benefits continue through the severance period, and the executive is eligible to receive a pro-rated share of his or her annual bonus for the fiscal year in which the severance period begins.

Each grant of stock options to executive officers and other employees pursuant to the Stock Option Plan is governed by the terms of a Stock Option Agreement entered into between the Company and the employee at the time of the grant. The terms of the Stock Option Agreements are determined by the Compensation Committee. They usually provide that stock options may be exercised within 30 days from the option holder’s termination of employment due to permanent disability, voluntary termination, involuntary termination without Cause (as defined) or retirement at normal retirement age, or within one year from the date of the option holder’s death, whichever occurs later. The Stock Option Agreements also provide that stock options may expire in the event of certain change in control transactions unless the Compensation Committee waives the provision in connection with the transaction.

Executive officers are eligible to participate in the AutoZone, Inc. Executive Deferred Compensation Plan, a nonqualified plan that allows executives who participate in AutoZone’s 401(k) plan to make a pretax deferral of base salary and bonus compensation. Officers may defer up to 25% of base salary and bonus, minus deferrals under the 401(k) plan. The Company matches 100% of the first 3% of deferred compensation and 50% of the next 2% deferred. Participants may elect to receive distribution of their deferral accounts at retirement or starting in a specific future year of choice before or after anticipated retirement (but not later than the year in which the participant reaches age 75). If a participant’s employment with AutoZone terminates other than by retirement or death, the account balance will be paid in a lump sum payment six months after termination of employment.

On March 11, 2005, Steve Odland resigned as Chairman, President and Chief Executive Officer of the Company. Pursuant to Mr. Odland’s employment agreement, originally entered in 2001, (a) Mr. Odland’s employment terminated upon his resignation, and he ceased to receive any further salary, bonus or benefits, other than benefits under the AutoZone Plan as discussed below; (b) his stock options were governed by the terms of the applicable Stock Option Agreements, which provided that the options could be exercised during the 90-day period following his resignation, and (c) upon attaining the age of 65, Mr. Odland will receive a pension benefit pursuant to the AutoZone, Inc. Executive Deferred Compensation Plan. The monthly amount of the pension benefit is $8,160.75; sixty monthly payments are guaranteed. Mr. Odland’s employment agreement also provides that Mr. Odland will not compete with AutoZone or hire or encourage others to hire any of our employees for a period of three years following his resignation.

Mr. Longo resigned as Executive Vice President, Supply Chain, Information Technology, Mexico & Store Development effective October 28, 2005. The Company and Mr. Longo entered into an agreement dated October 19, 2005, pursuant to which Mr. Longo’s employment will terminate on October 28, 2005, he will continue to receive his current salary for two years after such date, and will receive a prorated bonus for the 2006 fiscal year at the time such bonuses are paid. If Mr. Longo elects COBRA coverage, he also will receive an additional amount sufficient to cover the difference between his current premium payments for group health insurance and the premium payments pursuant to COBRA. The agreement also provides that Mr. Longo will not compete with AutoZone or hire any AutoZone employee during the two-year period. The Employment and Non-Compete Agreement dated August 31, 1999, between Mr. Longo and the Company was terminated effective October 19, 2005.

Equity Compensation Plans

Equity Compensation Plans Approved by Stockholders

Our stockholders have approved the AutoZone, Inc. 1996 Stock Option Plan, the AutoZone, Inc. Second Amended and Restated Employee Stock Purchase Plan, the AutoZone, Inc. Executive Stock Purchase Plan, the AutoZone, Inc. 2003 Director Compensation Plan, and the AutoZone, Inc. 2003 Director Stock Option Plan.

Equity Compensation Plans Not Approved by Stockholders

The AutoZone, Inc. Second Amended and Restated Director Compensation Plan and the AutoZone, Inc. Fourth Amended and Restated 1998 Director Stock Option Plan were approved by the Board, but were not submitted for approval by the stockholders as then permitted under the rules of the New York Stock Exchange. Both of these plans were terminated in December 2002 and were replaced by the AutoZone, Inc. 2003 Director Compensation Plan and the AutoZone, Inc. 2003 Director Stock Option Plan, respectively, after the stockholders approved them. No further grants can be made under the terminated plans. However, any grants made under these plans will continue under the terms of the grant made. Only treasury shares are issued under the terminated plans.

Under the Second Amended and Restated Director Compensation Plan, a non-employee director could receive no more than one-half of the annual and meeting fees immediately in cash, and the remainder of the fees were taken in common stock or deferred in stock appreciation rights.

Under the Fourth Amended and Restated 1998 Director Stock Option Plan, on January 1 of each year, each non-employee director received an option to purchase 1,500 shares of common stock, and each non-employee director that owned common stock worth at least five times the annual fee paid to each non-employee director on an annual basis received an additional option to purchase 1,500 shares of common stock. In addition, each new director received an option to purchase 3,000 shares upon election to the Board of Directors, plus a portion of the annual directors’ option grant prorated for the portion of the year actually served in office. These stock option grants were made at the fair market value as of the grant date.

Summary Table

The following table sets forth certain information as of August 27, 2005, with respect to compensation plans under which shares of AutoZone common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	3,787,440	$66.22	3,364,875

Equity compensation plans not approved by securities holders	67,583	$44.46	—

Total	3,855,023	$61.84	3,364,875

Section 16(a) Beneficial Ownership Reporting Compliance

Securities laws require our executive officers, directors, and beneficial owners of more than ten percent of our common stock to file insider trading reports (Forms 3, 4, and 5) with the Securities and Exchange Commission and the New York Stock Exchange relating to the number of shares of common stock that they own, and any changes in their ownership. To our knowledge, all persons related to AutoZone that are required to file these insider trading reports have filed them in a timely manner. Copies of the insider trading reports can be found on the AutoZone corporate website at www.autozoneinc.com.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

Stockholder proposals for inclusion in the Proxy Statement for the Annual Meeting in 2006 must be received by June 28, 2006. In accordance with our bylaws, Stockholder proposals received after August 16, 2006, but by September 15, 2006, may be presented at the meeting, but will not be included in the 2005 Proxy Statement. Any stockholder proposal received after September 15, 2006, will not be eligible to be presented for a vote to the stockholders in accordance with our bylaws. Any proposals must be mailed to AutoZone, Inc., Attention: Secretary, Post Office Box 2198, Dept. 8074, Memphis, Tennessee 38101-2198.

ANNUAL REPORT

A copy of our Annual Report is being mailed with this Proxy Statement to all stockholders of record.

By order of the Board of Directors,
/s/ Harry L. Goldsmith
Secretary
Memphis, Tennessee October 26, 2005